UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2014

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 1, 2014 the registrant’s subsidiary 3D Systems, Inc. (“3D Systems”) and Formlabs, Inc. (“Formlabs”) agreed to the entry of an Order dismissing all claims and counterclaims with prejudice in an action 3D Systems filed against Formlabs for infringement of United States Patent Nos. 5,554,336, 5,569,431, 5,609,812, 5,609,813, 5,762,856, 5,779,967, 5,785,918, and 5,814,265 (together, the “Subject Patents”), captioned as 3D Systems, Inc. v. Formlabs, Inc., 1:13-cv-07973-RWS, in the United States District Court for the Southern District of New York.

The Order was entered into pursuant to the terms of a Settlement and License Agreement (the “Agreement") dated November 25, 2014 between 3D Systems and Formlabs under which 3D Systems granted to Formlabs a worldwide, non-exclusive, royalty bearing, license, without the right to sublicense, to make and sell Formlabs products under the Subject Patents.  In consideration of the license and releases granted by 3D Systems, Formlabs agreed to pay 3D Systems a royalty of 8.0% of net sales of Formlabs products through the effective period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: December 3, 2014
/s/ ANDREW M. JOHNSON
(Signature)
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary